Exhibit 10.8

Award Number:
Grantee Name:

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Grantee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2008 Omnibus Stock Incentive Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or Affiliates shall include the successors to the foregoing.

Pursuant to the Plan, the Administrator has determined that the Grantee is to be granted Restricted Stock, subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Restricted Stock.

1. Grant of Restricted Stock.  The Company hereby grants to the Grantee [_______] shares of Restricted Stock (the "Award") on the terms and conditions set forth in the Award Agreement and as otherwise provided in the Plan.

2. Terms and Conditions of Award.  The Award shall be subject to the following terms, conditions and restrictions:

(a)
Restrictions.  Restricted Stock and any interest therein, may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Period.  Any attempt to dispose of any Restricted Stock in contravention of any such restrictions (the "Restrictions") shall be null and void and without effect.

(b)
Certificate; Restrictive Legend.  The Grantee agrees that shares of Restricted Stock ("Shares") may be issued to Grantee in book-entry form on the Company's stock ledger until such time as the Restrictions may lapse, at which time the Company may deposit such Shares with an online broker or other service provider contracted by the Company for such purpose.  The Company may also issue certificates representing Restricted Stock prior to the lapse of Restrictions, provided that any certificate issued for Restricted Stock prior to the lapse of any outstanding Restrictions relating thereto shall be inscribed with the following legend:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE "RESTRICTIONS"), CONTAINED IN THE KINETIC CONCEPTS, INC. 2008 OMNIBUS INCENTIVE  PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY.  ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

(c)
Rights as a Shareholder.  Subject to the restrictions set forth in the Plan and the Award Agreement, including the Restrictions set forth in Paragraphs 2(a) and 2(d), during the Restricted Period, the Grantee shall possess all incidents of ownership with respect to the Restricted Stock granted hereunder, including the right to receive dividends with respect to such Restricted Stock (provided however, that any dividends paid in property other than cash shall be subject to the same restrictions that apply to the underlying Restricted Stock) and the right to vote such Restricted Stock.

(d)
Lapse of Restrictions.  Except as may otherwise be provided herein, the Restrictions on transfer set forth in Paragraph 2(a) shall lapse on the third anniversary of the Date of Grant (the "Restriction Period").  Unless otherwise provided herein, if the Restrictions on any Shares have not lapsed at such time or times and/or the occurrence of the events specified herein, then the Grantee shall immediately forfeit any rights to those Shares with respect to which such Restrictions have not lapsed and shall have no further rights thereto.

Promptly after each lapse of Restrictions relating to the Restricted Stock, and provided that the Grantee shall have complied with his or her obligations under Paragraph 2(f) hereof, the Company may either (i) issue to the Grantee or the Grantee's personal representative a stock certificate representing a number of Shares equal to the number with respect to which such Restrictions have lapsed, free of the restrictive legend described in Paragraph 2(b), or (ii) deposit Shares equal to the number with respect to which such Restrictions have lapsed with an online broker or other service provider contracted by the Company for such purpose.  If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.

(e)	Effect of Termination of Service; or Change in Control.
(i)
In the event the Grantee fails to be re-elected to serve as a Board member, then for each full year such Grantee served as a Board member during the Restriction Period, one-third (1/3) of the shares subject to the Award shall be deemed fully vested, and the restrictions with respect such vested shares shall lapse on the date of termination and the Grantee shall immediately forfeit any rights to the Shares of Restricted Stock with respect to which the Restrictions have not lapsed and shall have no further rights thereto.

(ii)
In the event the Grantee is terminated as a Board member by reason of his or her death or Disability during the Restricted Period, the Restrictions on all outstanding Restricted Stock with respect to which the Restrictions have not lapsed shall immediately lapse.

(iii)
If the Grantee is terminated as a Board member for any reason other than as set forth in subsections (i) or (ii) above, the Grantee shall immediately forfeit any rights to the Shares of Restricted Stock with respect to which the Restrictions have not lapsed and shall have no further rights thereto.

(iv)	In the event of a Change in Control, the Restrictions on all outstanding Restricted Stock with respect to which the Restrictions have not lapsed shall immediately lapse.
3. Adjustments.  The Award and all rights and obligations under the Award Agreement are subject to Section 3 of the Plan.

4. Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date that it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.

If to the Company:
Kinetic Concepts, Inc. Attn.: Chief Financial Officer 8023 Vantage Drive San Antonio, TX 78230
Phone: (210) 255-6494 Fax: (210) 255-6997
If to the Grantee:
[Name of Grantee] ________________________________________
[Address] ________________________________________________
Facsimile: ________________________________________________

Either party may change such party’s address for notices by duly giving notice pursuant hereto.

5. Compliance with Laws.

(a) Shares shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

6. Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares underlying the Award by any holder thereof in violation of the provisions of the Award Agreement, the Plan or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Shares on its books nor will any such Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7. Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

8. Governing Law.  The Award Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws.

9. Incorporation of the Plan.  The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and the Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan (except where denoted otherwise) and the term “Paragraph” shall refer to a provision of the Award Agreement.

10. Amendments.  The Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

11. Agreement Not a Contract of Service.  Neither the Plan, the granting of the Award, the Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as a director to the Company, any Subsidiary or Affiliate thereof for any period of time or at any specific rate of compensation.

12. Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Award Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

13. Binding Effect.  The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

14. Tax Representation.  The Grantee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by the Award Agreement.  The Grantee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement.

15. Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and the Award Agreement.  Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

KINETIC CONCEPTS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

GRANTEE

Signature: ____________________________________
Name: _______________________________________
Address: _____________________________________
______________________________________
Telephone No.: ________________________________
Social Security No.: ____________________________

DATE OF GRANT	NUMBER OF SHARES OF RESTRICTED STOCK